EXHIBIT 10.1
AMENDMENT OF ENGAGEMENT AGREEMENT
THIS AGREEMENT is made this 14th day of September, 2007

BETWEEN:	CONSOLIDATED WATER CO. LTD., A Cayman Islands company having its registered office at Regatta Office Park, West Bay Road P.O. Box 1114GT, Grand Cayman KY1-1102 (“the Company”)

AND:	JEFFREY M. PARKER of 308 Britannia Drive, #630 P.O. Box 30749, Grand Cayman KY1-1203, B.W.I. (“the Chairman”)
WHEREAS:
A.	The Company and the Chairman (together “the Parties”) entered into an engagement agreement dated the 5th of December, 2003 (“the Engagement Agreement”)

B.	On the 25th of June, 2007 the Parties agreed that for the purpose of Clause 19 of the Engagement Agreement, for the calendar year 2007 only, the words “August 31” should replace the words “June 30”.

C.	On the 29th of August, 2007 the Parties agreed that for the purpose of Clause 19 of the Engagement Agreement, for the calendar year 2007 only, the words “September 15” should replace the words “June 30”.

D.	The Parties are desirous of amending the Engagement Agreement in accordance with the terms of the Agreement.
NOW IN CONSIDERATION of the mutual covenants contained herein the Parties agree that the Engagement Agreement shall be amended as follows:
1.	Clause 2 shall be amended by adding “and, with effect from 1st January, 2008, will be US$275,000 per annum” immediately after the words “per annum” on the first line thereof.

2.	Clause 6 shall be amended by adding “and ending with the financial year 2007” immediately after “2004” on the second line thereof.

3.	Clause 6 shall be further amended by adding the following at the end thereof:
“Further, for each completed fiscal year beginning with the fiscal year 2008, at the sole discretion of the Board of Directors, the Chairman may be paid bonuses calculated as follows:
(a) Annual Bonus
An amount in cash not to exceed 50% of the remuneration pursuant to Clause 2 hereof.

The amount of the Annual Bonus, if any, will be calculated by the Board of Directors based upon its assessment of the performance of the Chairman in the following areas:
i.	New business development

ii.	Investor Relations

iii.	Communication with the Board

iv.	Communication and collaboration with Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”)

v.	Special Projects as assigned by the Board of Directors
(b)	Discretionary Bonus

An amount in the form of cash and/or share grants and/or options on the Company’s shares.
4.	Clause 8 shall be amended by:
i.	Replacing the comma, after the word “foregoing” on the fourth line thereof, with a colon.

ii.	Deleting the words “management of corporate governance issues, financial public relations and identification and initial investigation of new projects. The Chairman shall discharge his duties in accordance with the directions of the Board” beginning on the third line thereof.

iii.	Adding the following words to replace those deleted pursuant to Clause 4. ii. hereof:
“i.	Reporting to and coordinating with the CEO in relation to the identification and initial investigation of business in new territories. For the avoidance of doubt, the implementation and management of any resulting business shall be the responsibility of the CEO

ii.	Investor Relations activities and communications, whenever possible advising the CEO and CFO in advance thereof or, when advice is not possible in advance, ensuring that the CEO and CFO are promptly advised after the event, except that:-
All calls or meetings with the analysts covering the Company’s shares, where detailed analysis of the Company’s financial information on its past performance or where financial guidance is to be given on the Company’s future financial performance either or both of which will or might reasonably be expected to pertain to analyst reports or updates to analyst reports, must be approved by the CEO in advance and the Chairman must be joined by either the CEO or CFO;

The Power Point slides, and if there be one, the written script, to be presented at an Industry Conference where there will be no one on one meetings with analysts covering the Company’s shares must be approved by the CEO in advance.

The script which is to be presented by the CEO and CFO at the Quarterly Telecom Conference Calls shall be the responsibility of the CEO and CFO subject to comments and input by Chairman.;

All Press Releases shall be the responsibility of the CEO subject to comments and input by Chairman and CFO;

iv.	At a place and time to be determined by the CEO, the Chairman will meet with the CEO or have a conference call at least weekly to provide updates on the business and project activities.
5.	Clause 13(a) shall be amended by deleting the words “the Capacity” from the fifth line thereof and replacing them with the words “his duties hereunder”
EXECUTED for and on behalf of
CONSOLIDATED WATER CO. LTD.
By: Frederick W. McTaggart
In the presence of:

/s/ Gerard Pereira	/s/ Frederick W. McTaggart

Witness	CONSOLIDATED WATER CO. LTD

EXECUTED by
JEFFREY M. PARKER
In the presence of:

/s/ Gerard Pereira	/s/ Jeffrey M. Parker

Witness	JEFFREY M. PARKER